UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 28, 2003

                           Sound Federal Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                        000-24811                 22-3887679
---------------------------         ----------------           --------------
(State or other jurisdiction        (SEC File Number)         (I.R.S. Employer
        of incorporation)                                    Identification No.)

                        1311 Mamaroneck Avenue, Suite 190
                    (Address of principal executive offices)
                   ------------------------------------------

                  Registrant's telephone number, including area
                               code: 914-761-3636


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K

Item 1.           Changes in Control of Registrant

                  Not applicable.

Item 2.           Acquisition or Disposition of Assets

                  Not applicable.

Item 3.           Bankruptcy or Receivership

                  Not applicable.

Item 4.           Changes in Registrant's Certifying Accountant

                  Not applicable.

Item 5.           Other Events

                  Not applicable.

Item 6.           Resignations of Registrant's Directors

                  Not applicable.

Item 7.           Financial Statements and Exhibits

(a)  No financial statements of businesses acquired are required.

(b)  No pro forma financial information is required.

(c) Attached as Exhibit 99 is the Company's news release announcing earnings for the quarter ended June 30, 2003.

Item 8.           Change in Fiscal Year

                  Not applicable.

Item 9.           Regulation FD Disclosure

                  Not applicable.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

                  Not applicable.

Item 11. Temporary Suspensions of Trading Under Registrant's Employee Benefits Plans

                  Not applicable.

Item 12.        Results of Operations and Financial Condition

               On July 28, 2003, Sound Federal Bancorp, Inc. announced its earnings for the quarter ended June 30, 2003. A copy of the press release dated July 28, 2003, detailing earnings for this period is attached as Exhibit 99 to this report.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           Sound Federal Bancorp, Inc.


DATE:  July 28, 2003                 By:   /s/ Richard P. McStravick
                                           -------------------------
                                           Richard P. McStravick
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

99 News release dated July 28, 2003 announcing earnings for the quarter ended June 30, 2003.

                                                                     EXHIBIT 99

                                                         FOR IMMEDIATE RELEASE
                                                         Monday, July 28, 2003

                                                         For further
                                                         information contact:
                                                         Anthony J.  Fabiano
                                                         Senior Vice President,
                                                         Chief Financial Officer
                                                         and Corporate Secretary
                                                        (914) 761-3636


 SOUND FEDERAL BANCORP, INC. ANNOUNCES COMMON STOCK REPURCHASE PROGRAM AND FIRST
 -------------------------------------------------------------------------------
                             FISCAL QUARTER EARNINGS


White Plains, New York (PR Newswire), Monday, July 28, 2003-- Sound Federal Bancorp, Inc. (Nasdaq National Market: "SFFS") (the "Company"), the holding company for Sound Federal Savings (the "Bank"), announced net income of $1.7 million, or diluted earnings per share of $0.14 for the quarter ended June 30, 2003, as compared to $2.2 million, or $0.17 per diluted share for the quarter ended June 30, 2002, a decrease in net income of 20.5%. The decrease in net income for the quarter ended June 30, 2003 as compared to the same quarter in the prior year is primarily attributable to a $1.2 million increase in non-interest expense, partially offset by a $245,000 increase in net interest income, a $312,000 decrease in income tax expense and a $115,000 increase in non-interest income. All per share comparisons have been adjusted to reflect the shares issued in the second-step conversion of Sound Federal, MHC discussed below.

The Company also announced that it has received a regulatory non-objection from the Office of Thrift Supervision to repurchase up to 530,482 (4%) of its outstanding common stock in order to provide shares for reissuance upon exercise of outstanding stock options. The regulatory non-objection was necessary because the repurchase will commence less than one year from the date of the Company's reorganization and second offering, which closed on January 6, 2003. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company's liquidity requirements and alternative uses of the Company's capital.

In connection with the second-step mutual-to-stock conversion of Sound Federal, MHC that was completed on January 6, 2003, a total of 7,780,737 shares of common stock were sold at a price of $10.00 per share. In addition, 5,444,263 shares were issued to existing stockholders of our mid-tier holding company resulting in an exchange ratio of 2.7667. At the completion of the second-step conversion, the Company had 13,225,000 shares issued and outstanding.

Bruno J. Gioffre, Chairman of the Board, commented, "We continue to execute our business plan in this difficult interest rate environment. In this regard, we welcome the ability to repurchase our common stock in advance of the one year anniversary of our second-step conversion. The ability to repurchase the Company's common stock is an important part of our business plan. Capital management is a key component of our goal to grow stockholder value."

Mr. Gioffre continued, "During the first fiscal quarter, we originated $76.0 million in loans but the overall size of the loan portfolio decreased $5.1 million to $425.0 million at June 30, 2003 as compared to $430.1 million at March 31, 2003. The prevailing low market interest rates have continued to be a catalyst for consumers to refinance their mortgage loans. As a result, our average interest rate spread and net interest margin have decreased to 3.07% and 3.39% for the first fiscal 2004 quarter from 4.02% and 4.19%, respectively, for the same quarter in the prior year. Notwithstanding this, we were able to increase our net interest income for the comparative period. In addition, the refinancing activity has created additional demands on back-office operations which have resulted in increased operating costs. We believe the additional capital we raised earlier this year and current market conditions have provided an opportunity for Sound Federal to grow its franchise through a de-novo branching strategy. We are pleased to be opening our 11th branch location in Stamford, Connecticut and we are pursuing other opportunities to expand our market presence."

The Company's total assets amounted to $835.6 million at June 30, 2003 as compared to $796.1 million at March 31, 2003. The $39.5 million increase in total assets is primarily due to a $44.3 million increase in securities available for sale to $339.3 million, partially offset by a $5.2 million decrease in net loans to $422.5 million. The asset growth was funded principally by a $29.0 million increase in deposits to $633.3 million at June 30, 2003 from $604.3 million at March 31, 2003.

Total stockholders' equity increased $1.5 million to $139.8 million at June 30, 2003 as compared to $138.3 million at March 31, 2003. The increase reflects net income of $1.7 million and an increase in accumulated other comprehensive income of $213,000, partially offset by dividends paid of $662,000.

Net interest income for the quarter ended June 30, 2003 amounted to $6.5 million, a $245,000 increase from the same period in the prior year. The interest rate spread was 3.07% and 4.02% for the quarters ended June 30, 2003 and 2002, respectively. The net interest margin for those periods was 3.39% and 4.19%, respectively. The decreases in interest rate spread and net interest margin for the comparative quarters are primarily the result of the effect of mortgage refinancings and lower returns on our investment portfolio as interest rates remained at 40 year lows. If interest rates remain at these low levels or decrease further, mortgage refinancings may continue to adversely affect the Company's interest rate spread and net interest margin.

Non-interest income totaled $285,000 and $170,000 for the quarters ended June 30, 2003 and 2002, respectively. The increase in non-interest income was primarily due to higher levels of income from service charges on deposit accounts, late charges on loans and various other service fees.

Non-interest expense totaled $4.0 million for the quarter ended June 30, 2003 as compared to $2.8 million for the quarter ended June 30, 2002. This increase is due primarily to an increase of $564,000 in compensation and benefits, a $266,000 increase in advertising and promotion, a $118,000 increase in occupancy and equipment expense and a $180,000 increase in other non-interest expense.

The increase in compensation and benefits is primarily due to a $327,000 increase in compensation costs and a $105,000 increase in ESOP expense. The increase in compensation expense is due primarily to normal salary increases and increases in staff to support the growth in the Company's lending operations and for the Somers branch, which opened in July 2002, and the Stamford branch, which is expected to open in September 2003. The increase in ESOP expense reflects the increase in shares committed to be released for allocation as a result of the second-step conversion and the increase in the market value of those shares.

The increase in advertising and promotion reflects a change in the Bank's marketing strategy. The Bank is concentrating its advertising efforts during seasonal product promotions in the spring and fall. The increase in occupancy and equipment is primarily due to the Company's new corporate office which was opened in April 2003.

The Bank is a federally-chartered savings bank offering traditional financial services and products through its New York branches in Mamaroneck, Harrison, Rye Brook, New Rochelle, Peekskill, Yorktown, Somers and Cortlandt in Westchester County and New City in Rockland County, and in Greenwich, Connecticut.

* * * * * * This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) customer preferences,
(iii) national and local economic and market conditions, (iv) higher than anticipated operating expenses and (v) a lower level of or higher cost for deposits than anticipated. The Company disclaims any obligation to publicly announce future events or developments that may affect the forward-looking statements herein.

Balance sheets, statements of income and other financial data are attached.



Sound Federal Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)                                            June 30,            March 31,
                                                                                           2003                2003
                                                                                    ----------------------------------------
Assets
Cash and due from banks                                                                       $ 7,387               $ 8,776
Federal funds sold and other overnight deposits                                                37,157                36,121
Securities available for sale, at fair value                                                  339,281               295,048
Loans, net:
  Mortgage loans                                                                              423,470               428,575
  Consumer loans                                                                                1,483                 1,551
  Allowance for loan losses                                                                    (2,492)               (2,442)
----------------------------------------------------------------------------------------------------------------------------
            Total loans, net                                                                  422,461               427,684
----------------------------------------------------------------------------------------------------------------------------
 Accrued interest receivable                                                                    3,547                 3,678
 Federal Home Loan Bank stock                                                                   5,302                 4,141
 Premises and equipment, net                                                                    5,401                 5,467
 Deferred income taxes                                                                            120                   392
 Goodwill                                                                                      13,970                13,970
 Other assets                                                                                   1,009                   811
----------------------------------------------------------------------------------------------------------------------------
            Total assets                                                                    $ 835,635             $ 796,088
--------------------------------------------------------------------------------------================--====================
--------------------------------------------------------------------------------------================--====================

Liabilities and Stockholders' Equity
Liabilities:
  Deposits                                                                                  $ 633,265             $ 604,260
  Borrowings                                                                                   35,000                35,000
  Mortgagors' escrow funds                                                                      3,646                 4,603
  Due to brokers for securities purchased                                                      20,899                10,495
  Accrued expenses and other liabilities                                                        3,003                 3,409
----------------------------------------------------------------------------------------------------------------------------
            Total liabilities                                                                 695,813               657,767
----------------------------------------------------------------------------------------------------------------------------
Stockholders' equity:
   Preferred stock ($0.01 par value; 1,000,000 shares authorized;
      none issued and outstanding)                                                                  -                     -
   Common stock ($0.01 par value; 24,000,000 shares authorized;
      13,247,133 shares issued and outstanding)                                                   132                   132
   Additional paid-in capital                                                                  95,467                95,395
   Common stock held by the Employee Stock Ownership Plan                                      (6,934)               (7,059)
   Common stock awards under the Recognition and Retention Plan                                   (64)                 (100)
   Retained earnings                                                                           50,992                49,937
   Accumulated other comprehensive income, net of taxes                                           229                    16
----------------------------------------------------------------------------------------------------------------------------
            Total stockholders' equity                                                        139,822               138,321
----------------------------------------------------------------------------------------------------------------------------
            Total liabilities and stockholders' equity                                      $ 835,635             $ 796,088
--------------------------------------------------------------------------------------================--====================


Sound Federal Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)
                                                                              For the Quarter Ended
                                                                                    June 30,
--------------------------------------------------------------------------------------------------------
                                                                              2003            2002
--------------------------------------------------------------------------------------------------------
Interest and Dividend Income
 Loans                                                                          $ 6,769         $ 7,614
 Mortgage-backed and other securities                                             2,837           2,040
 Federal funds sold and other overnight deposits                                    128             105
 Other earning assets                                                                57              46
--------------------------------------------------------------------------------------------------------
 Total interest and dividend income                                               9,791           9,805
--------------------------------------------------------------------------------------------------------

Interest Expense
 Deposits                                                                         2,879           3,084
 Borrowings                                                                         365             416
 Other interest-bearing liabilities                                                  17              20
--------------------------------------------------------------------------------------------------------
 Total interest expense                                                           3,261           3,520
--------------------------------------------------------------------------------------------------------

 Net interest income                                                              6,530           6,285
 Provision for loan losses                                                           50              75
--------------------------------------------------------------------------------------------------------
 Net interest income after provision for loan losses                              6,480           6,210
--------------------------------------------------------------------------------------------------------

Non-Interest Income
 Service charges and fees                                                           285             170
--------------------------------------------------------------------------------------------------------

Non-Interest Expense
 Compensation and benefits                                                        1,992           1,428
 Occupancy and equipment                                                            562             444
 Data processing service fees                                                       242             229
 Advertising and promotion                                                          414             148
 Other                                                                              774             594
--------------------------------------------------------------------------------------------------------
 Total non-interest expense                                                       3,984           2,843
--------------------------------------------------------------------------------------------------------

 Income before income tax expense                                                 2,781           3,537
 Income tax expense                                                               1,064           1,376
--------------------------------------------------------------------------------------------------------
 Net income                                                                     $ 1,717         $ 2,161
--------------------------------------------------------------------------==============--==============

Basic earnings per share (1)                                                     $ 0.14          $ 0.17
--------------------------------------------------------------------------==============--==============
Diluted earnings per share (1)                                                     0.14            0.17
--------------------------------------------------------------------------==============--==============


(1) Earnings per share data for the 2002 period has been adjusted to reflect the shares issued in the second-step conversion completed on January 6, 2003.


Sound Federal Bancorp, Inc. and Subsidiary
Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)
                                                                           At or for the Quarter Ended
                                       ---------------------------------------------------------------------------------------------
                                       ---------------------------------------------------------------------------------------------
                                       June 30, 2003      March 31, 2003       Dec. 31, 2002      Sept. 30, 2002       June 30, 2002
                                       ---------------------------------------------------------------------------------------------
Net interest income                           $ 6,530            $ 6,888            $ 6,398              $ 6,268             $ 6,285
Provision for loan losses                          50                100                 50                   50                  75
Non-interest income                               285                267                229                  224                 170
Non-interest expense:
   Compensation and benefits                    1,992              1,839              1,650                1,623               1,428
   Occupancy and equipment                        562                422                495                  385                 444
   Other non-interest expense                   1,430              1,066              1,185                1,201                 971
                                       -------------- ------------------   ----------------  -------------------  ------------------
 Total non-interest expense                     3,984              3,327              3,330                3,209               2,843
                                       -------------- ------------------   ----------------  -------------------  ------------------
Income before income tax expense                2,781              3,728              3,247                3,233               3,537
Income tax expense                              1,064              1,420              1,220                1,203               1,376
                                       -------------- ------------------   ----------------  -------------------  ------------------
Net income                                    $ 1,717            $ 2,308            $ 2,027              $ 2,030             $ 2,161
                                       ============== ==================   ================  ===================  ==================
Total assets                                $ 835,635          $ 796,088          $ 779,465            $ 672,632           $ 651,465
Loans, net                                    422,461            427,684            434,166              442,724             437,419
Securities available for sale:
   Mortgage-backed securities                 250,529            211,484            148,754              111,762             101,615
   Other securities                            88,752             83,564             73,061               47,416              42,227
Deposits                                      633,265            604,260            592,417              565,834             544,626
Stockholders' equity                          139,822            138,321             68,246               66,179              63,820
------------------------------------------------------------------------------------------------------------------------------------
Performance Data:
Return on average assets (1)                     0.85%              1.17%              1.14%                1.21%              1.36%
Return on average equity (1)                     4.97%              7.75%             12.07%               12.52%             14.03%
Average interest rate spread (1)                 3.07%              3.41%              3.66%                3.77%              4.02%
Net interest margin (1)                          3.39%              3.79%              3.81%                3.94%              4.19%
Efficiency ratio                                58.46%             46.80%             50.25%               49.53%             44.04%
Per Common Share Data:
Basic earnings per common share (2)             $0.14              $0.19              $0.16                $0.16               $0.17
Diluted earnings per common share (2)           $0.14              $0.18              $0.15                $0.16               $0.17
Book value per share (3)                       $10.55             $10.44             $14.27               $13.85              $13.36
Tangible book value per share (3)               $9.50              $9.39             $11.35               $10.93              $10.43
Dividends per share (2)                         $0.05              $0.05              $0.03                $0.03               $0.03
------------------------------------------------------------------------------------------------------------------------------------
Capital Ratios:
Equity to total assets (consolidated)           16.73%             17.38%              8.76%                9.84%              9.80%
Tier 1 leverage capital (Bank)                  11.14%             11.29%              6.14%                6.76%              6.63%
------------------------------------------------------------------------------------------------------------------------------------
Asset Quality Data:
Total non-performing loans                      $ 889              $ 477              $ 795                $ 876               $ 952
Total non-performing assets                     $ 889              $ 477              $ 966              $ 1,048               $ 952
------------------------------------------------------------------------------------------------------------------------------------


(1)  Ratios are annualized.

(2) Per share data for quarters prior to March 31, 2003 have been adjusted to reflect the shares issued in the second-step conversion completed on January 6, 2003.

(3)  Computed based on total common shares issued, less treasury shares.